As Filed With the Securities and Exchange Commission on January 28, 2008

Registration No. 333-_______

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Registration Statement Under the Securities Act of 1933

MISS WORLD HOLDINGS INC.

(Name of Small Business Issuer in Its Charter)

NEVADA

7922

42-10707450

(State or Other Jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

Incorporation or Organization)

Classification Code Numbe)

Identification No.

1905 Pauline Blvd. Suite 1

Ann Arbor, MI 48103

(734) 846-2063                              (734) 769-9111

(Address of principal Executive Offices)

(Telephone Number)

(Fax Number)

Peter Klamka, President & CEO

1905 Pauline Blvd. Suite 1

Ann Arbor MI 48103

(734) 846-2063                               (734) 769-9111

(Name and Address of Agent for Service)

(Telephone Number)

(Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Amount of
to be	Amount to be	Price	Offering	Registration
Registered	Registered	Per Share (2)	Price (3)	Fee (1)
Common Stock	2,000,000	$0.10	$200,000	$7.86

(1) Registration fee has been paid via Fedwire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December __, 2007

PRELIMINARY PROSPECTUS

MISS WORLD HOLDINGS, INC.

2,000,000 Shares of Common Stock

Price per share: $0.10

Total cash proceeds if all shares are sold: $200,000

      This is our initial public offering. We are offering up to 2,000,000 shares of our common stock at a price of $0.10 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Peter Klamka.

      There is no trading market for our common stock.

      There is no minimum amount of shares that are required to

be sold in this offering. The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors.

The sales price to the public is fixed at $0.10 per share until such time as the shares of common stock become traded on the Over The Counter Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over The Counter Bulletin Board or another exchange , then the sales price to the public will vary according to the selling decisions of    each selling shareholder and the market for our stock at the time of  resale.

--------------------

      The purchase of our shares involves substantial risk. See "risk factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted .You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may  have changed since that date.

--------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page No.

SUMMARY OF PROSPECTUS

2

General Information about Our Company

4

The Offering

4

RISK FACTORS

5

Risks Associated with our Company

5

Risks Associated with this Offering

8

FORWARD LOOKING STATEMENTS

11

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

DILUTION

12

PLAN OF DISTRIBUTION

13

Offering will be Sold by Our Officer and Director

13

Terms of the Offering

14

Deposit of Offering Proceeds

14

Procedures for and Requirements for Subscribing

14

LEGAL PROCEEDINGS

14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

16

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

17
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

18

ORGANIZATION WITHIN LAST FIVE YEARS

18

DESCRIPTION OF OUR BUSINESS

18

Glossary

19

General Information

20

Competition

29

Bankruptcy or Similar Proceedings

29

Compliance with Government Regulation

29

Reorganization, purchase and sale of assets

30

Patents and Trademarks

30

Need for Any Government Approval of Principal Products

30

Research and Development Activities

30

Employees and Employment Agreements

30

Reports to Security Holders

30

PLAN OF OPERATION

31

DESCRIPTION OF PROPERTY

37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

37

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

37

EXECUTIVE COMPENSATION

40

FINANCIAL STATEMENTS

41

CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS

41

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to MISS WORLD HOLDINGS Inc.

MISS WORLD HOLDINGS INC. was organized on June 1, 2002. and is still a development stage corporation. Our primary business is to develop and produce entertainment products including live events primarily in fashion, style, and beauty.

From 2002 to 2004, we were the United States licensee of the Miss World Beauty Contest. We selected and entered two contestants into the international competition of Miss World. Our selection represented the United States in the largest beauty contest in the world -Miss World.

Since 2005, we have been developing a proprietary beauty contest for the next century called World Beauty Idol.

World Beauty Idol will incorporate all of the aspects of traditional beauty pageants as well as new technologies and ongoing opportunities for promotion and marketing of contestants through the website located at www.worldbeautyidol.com.

Our objective is to establish the company as a recognized brand of high quality entertainment properties using the World Beauty Idol (WBI) brand.

We anticipate that in  order to advance our business plan, we need to raise  the Capital to  effectively market our program to   potential contestants, sponsors, celebrity hosts, marketing partners, and regional and national venues such as hotels and convention centers. Our current cash balance is $41.59. We anticipate that our current cash balance will not satisfy our cash needs.

The Company was formed in 2002 in Delaware with three shareholders: Barton PK LLC, Jean Renard and Bernard Cahill. Bernard Cahill subsequently sold all his shares to Lauren Robert, LLC. In February 2006 Barton PK LLC and Lauren Robert LLC who together held majority of the shares voted to incorporate the Company in Nevada. In 2006, the Company was subsequently reincorporated in Nevada.

Effective February 2, 2006 Miss World Holdings Inc. the Delaware Corporation was merged into Miss World Holdings Inc. the Nevada Corporation.

The Offering

Common Stock Offered

  for Sale .................  Up to a maximum of 2,000,000 shares.

Price to the Public ........  $0.10 per share in cash.

Use of Proceeds

  Primarily for ............  Offering expenses, sales and marketing,

                              independent contractors and web site

                              improvement.

Number of Shares

  Outstanding Prior

  to the Offering ..........  8,453,100

Number of Shares

  Outstanding After

  the Offering .............  8,653,100 if 10% of offering sold.

                              8,953,100 if 25% of offering sold.

                              9,453,100 if 50% of offering sold.

                              9,953,100 if 75% of offering sold.

                              10,453,100 if 100% of offering sold.

Plan of Distribution .......  This is a direct public offering,

                              with no commitment by anyone to

                              purchase any shares. Our shares

                              will be offered and sold by

                              Peter Klamka, our CEO.

Terms of the Offering ......  This is a no minimum offering.

                              Accordingly, as shares are sold, we

                              will use the money raised for our

                              activities. The offering will

                              remain open until 180 days from the

                              date of this prospectus, which may

                              be extended for an additional 180

                              days at the discretion of the board

                              of directors. We cannot be certain

                              that we will be able to sell

                              sufficient shares to fund our

                              operations adequately.

        [The balance of this page is intentionally left blank]

You should carefully consider the possibility that your entire investment may be lost. As such, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing our common stock. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

We Will Need to Raise $200,000 in this Offering, or We Will Not Be Able to Generate Enough Revenue and Become Profitable from are Website/Live Events  and Achieving Liquidity, and Investors May Lose Their Entire Investment.

We incurred losses in fiscal 2002, 2003, 2004,2005 and 2006. As a result, we may not be able to generate profits in 2006 or thereafter and may not be able to support our operations.

We have never had any revenues.

      IF WE DO NOT SECURE SIGNIFICANT ADDITIONAL FINANCING, IT IS LIKELY THAT WE WILL HAVE TO DISCONTINUE OUR BUSINESS OPERATIONS.

We estimate that to stage the World Beauty Idol event in 2008 and to complete our television product we will require approximately $200,000 of debt or equity financing over the twelve months. We cannot assure you that we will be able to obtain the required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our retail initiatives, which could result in our having to discontinue our operations.

      OUR ACCOUNTANTS' AUDIT REPORT INDICATES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. THEREFORE, WE MUST RAISE ADDITIONAL CAPITAL, IF WE DO NOT, INVESTOR'S IN THIS OFFERING MAY LOSE THEIR ENTIRE INVESTMENT.

              There is substantial doubt as to our ability to continue as a going concern, given our current financial condition and our need for additional funding. If we are unable to continue as a going concern, investors in our common stock will likely lose their entire investment. We have indicated in our financial statements that there is substantial doubt about our ability to continue as a going concern. In addition, the auditors' report includes an explanatory paragraph that indicates that there is substantial doubt about our ability to continue as a going concern.

       We Depend Highly on Peter Klamka, Our President, Treasurer, and Sole Director, Who Is Difficult To Replace. The Loss of Mr. Klamka May Result in the Ceasing of Operations, and Investors May Lose Their Entire Investments.

      We have only one sole officer and director, Peter Klamka who is also our President, Chief Executive Officer, Secretary, and Treasurer of MISS WORLD HOLDINGS, who devotes approximately 20% of his time per week to our business. Our intended plan of operations is dependent upon the continuing support and expertise of Mr. Klamka. Loss of Mr. Klamka could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor funds.

     Since this Is a Direct Public Offering and There Is No Underwriter, We May Not Be Able to Sell Any Shares Ourselves, and Investors Run the Risk of Losing Their Entire Investment.

      We have not retained an underwriter to sell these securities. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock.

THE TWO EVENTS WE WERE ASSOCIATED WITH WERE NOT PROFITABLE FOR OUR COMPANY.

       Whereas we derived no revenue from our relationship with Miss World in 2003 and 2004. We can give no assurances that any future live events that we stage will be profitable.

       OUR MANAGEMENT HAS LIMITED PROMOTIONAL EXPERIENCE AND CONSUMERS MAY NOT DESIRE TO ATTEND OUR EVENTS OR BUY OUR RECORDED PRODUCTS.

RISK FACTORS

      Our Sole Director, Peter Klamka, Has Significant Control Over Stockholder Matters, Which Will Restrict the Ability of Minority Stockholders to Influence Our Activities That Might Be Beneficial to Them.

Our sole director, Peter Klamka, holds 4,318,004 of our common shares outstanding as of October 1, 2007, which gives him voting control over all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of MISS WORLD HOLDINGS that might be beneficial to other stockholders. In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

      As There Is No Public Market for Our Common Shares, They Are an Illiquid Investment and Investors May Not Be Able to Sell Their Shares.

      WE MAY EXPERIENCE DIFFICULTIES ACCURATELY FORECASTING OUR OPERATING RESULTS. THIS COULD MAKE IT MORE DIFFICULT FOR US TO SUSTAIN OUR BUSINESS OPERATIONS.

      Due to our limited operating history in the entertainment market and uncertainty regarding whether the market will accept our events and products, we may not be able to accurately forecast our future operating results. If net sales from our television programs, live events and ancillary products  fall materially short of estimated expenses, our business operations will become more difficult to sustain since we will then have to reduce our spending, raise more capital than anticipated, or do both. We may not be able to do either in a timely manner, or at all, in which case we would have to curtail or suspend certain or all of our business operations.

      WE FACE INTENSE COMPETITION FROM OTHERS SEEKING TO PROVIDE SIMILAR EVENTS AND PROGRAMMING.

      We face intense competition in the market for live and televised sports entertainment from a variety of promoters such as Miss America, Miss World, Miss Universe, Miss Galaxy, Miss Earth and other beauty competitions.  In addition, we face competition from other contests and reality programs such as

American Idol and other forms of televised entertainment. Many of our competitors are large businesses with vastly greater experience and capital resources than we possess. We can give no assurances that we will be able to compete with such companies.

      NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

      Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

     IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. SEC regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has net tangible assets of at least $200,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Outline of Business Plan” and “Plan of Operation” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

            WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

            We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,000 for legal, accounting, printing and other costs in connection with the offering. In the event we fail to raise enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowings from our officers and directors, and we cannot assure you that we will have any success in this regard.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of proceeds in the event actual proceeds are insufficient to accomplish the uses set forth.

	Sale of 100% of Issuer stock offered	Sale of 50% of Issuer stock offered	Sale of 25% of Issuer stock offered	Sale of 10% of Issuer stock offered

Gross Proceeds
Less Expense of Offering:

Legal Fees

Accounting Fees

Electronic Filing and Printing

Television production:

Website Construction

Advertising/Promotion

Prizes

Working Capital

Legal Reserve

	$ 200,000 10,500 4,000 900 50,000 5,000 50,000 25,000 29,600 25,000	$ 100,000 10,500 4,000 900 25,000 3,500 20,000 15,000 13,900 10,000	$ 50,000 10,500 4,000 900 12,500 3,500 10,000 8,000 600 0	$20,000 10,500 4,000 900 2,000 1500 1,000 100 0 0
Total Use of Proceeds	$200,000	$100,000	$50,000	$20,000

      The specifics of each use of proceeds as illustrated in the table above will break down in their order of priority, assuming all shares are sold in this offering, as follows:

      1. Offering expenses: $15,000 in expenses relates to the cost of conducting this offering. They include sec registration fee, state registration fee and expenses, printing and shipping expenses, legal fees and expenses, accounting fees and expenses, and transfer agent expenses.

       2.    The $29,600 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for future events.

      3. Television Production: $50,000 will be used for hiring independent contractors to support our development, technical, marketing, sales, support and administrative organizations.

      4. Web site improvement: $5,000 will be used to improve our current web site.

      5. Professional fees: $25,000 will be used for accounting and legal cost associated with our reporting or filing obligations to the sec for the first year after the effective date of this prospectus.

      6.   We will not have sufficient funds to commence operations unless substantially all of the 2,000,000 common shares being offered by us are purchased.

      In the event we only sell 500,000 of our common shares we would be able to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would be able to meet the other expenses only partially and hence we are likely to be indebted to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to meet requirements.

      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. If we raise only 10% of the offering, or none,

      Any funds not used for the purposes indicated will be used for general working capital. General working capital includes telephone, long distance, postage, office supplies and other miscellaneous expenses. Professional fees consist of accounting and legal costs for filings. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $23,000 in gross proceeds from the offering is received, $15,000 will be used for the offering expenses, $4,000 will be used for sales and marketing, $3,000 will be spent on paying for the services of independent contractors, and the remaining $1,000 will be used to pay for further development of our corporate web site. If less than $15,000 is received the entire amount will be applied toward offering expenses.

      In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts and pay salaries to our employees. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of Peter Klamka our CEO who will not receive any commissions.

      There is no minimum amount that must be sold in this offering.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      As of October 1, 2007, MISS WORLD HOLDINGS' net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of MISS WORLD HOLDINGS' tangible assets less its total liabilities. Net tangible book value per share represents MISS WORLD HOLDINGS’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 2,000,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds(after deducting offering expenses of $15,000), MISS WORLD HOLDINGS' net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock............... $0.10

Net tangible book value per share prior to offering............ $0.00

Increase per share attributable to new investors................. $0.01

Net tangible book value per share after offering................. $0.01

Dilution per share to new investors.........................      ..... $0.09

Percentage dilution..........................................                 ....  90%

The following assumes the sale of 75% of the shares of common stock in this offering. As of October 1, 2007, MISS WORLD HOLDINGS’ net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of MISS WORLD HOLDINGS’ tangible assets less its total liabilities. Net tangible book value per share represents MISS WORLD HOLDINGS’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,000), MISS WORLD HOLDINGS’ net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering.............. $0.00

Increase per share attributable to new investors............   ..... $0.01

Net tangible book value per share after offering.....   ............ $0.01

Dilution per share to new investors.....................         ......... $0.09

Percentage dilution.........................................                    .....  90%

      The following assumes the sale of 50% of the shares of common stock in this offering. As of October 1, 2007, MISS WORLD HOLDINGS’ net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of MISS WORLD HOLDINGS’ tangible assets less its total liabilities. Net tangible book value per share represents MISS WORLD HOLDINGS’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,000), MISS WORLD HOLDINGS’ net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock.................. $0.10

Net tangible book value per share prior to offering......... ..... $0.00

Increase per share attributable to new investors.........   ........ $0.01

Net tangible book value per share after offering.......   ......... $0.01

Dilution per share to new investors.................         ............. $0.09

Percentage dilution...................................                    ...........  90%

      The following assumes the sale of 25% of the shares of common stock in this offering. As of October 1, 2007, MISS WORLD HOLDINGS’ net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of MISS WORLD HOLDINGS’ tangible assets less its total liabilities. Net tangible book value per share represents MISS WORLD HOLDINGS’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,000), MISS WORLD HOLDINGS’ net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock................ $0.10

Net tangible book value per share prior to offering............ $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................. $0.00

Dilution per share to new investors.......................      ....... $0.10

Percentage dilution...................................               ...........  100%

      The following assumes the sale of 10% of the shares of common stock in this offering. As of October 1, 2007, MISS WORLD HOLDINGS’ net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of MISS WORLD HOLDINGS’ tangible assets less its total liabilities. Net tangible book value per share represents MISS WORLD HOLDINGS’ total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $0.10 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,000), MISS WORLD HOLDINGS’ net tangible book value as of the closing of this offering would increase from $0 to $.01 per share. This represents an immediate increase in the net tangible book value of $.01 per share to current shareholders, and immediate dilution of $.10 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock................ $0.10

Net tangible book value per share prior to offering............ $0.00

Increase per share attributable to new investors................. $0.00

Net tangible book value per share after offering................ $0.00

Dilution per share to new investors..............................       $0.10

Percentage dilution.........................................                .....  100%

SELLING SECURITY HOLDERS

None of our security holders is offering any securities under this offering. We are selling all of the shares under this offering.

PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,000,000 shares of our common stock at a price of $0.10 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole director, Peter Klamka, officers, existing stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution. There is no limit to the number of shares they may purchase.

         Our plan of operations is to develop entertainment properties specifically the World Beauty Idol contest and website.

         To pay our incorporation expenses, our legal and accounting fees, and expenses related to this registration statement, since inception through October 1, 2007, we have relied on financing of $7,400 furnished by Peter Klamka or corporations associated with Mr. Klamka.  Of that financing, $7,400 constituted a demand loan. Otherwise we have not raised any funds from the sale of equity securities or debt financing.

Currently our only ongoing costs are legal and accounting expenses, website development and hosting, and graphic design. We keep a minimal cash balance and our shareholder, Barton PK, LLC has been paying our bills as they come due.

     We expect that our total costs for a pilot television program and website site will be $50,000.

     The expected $50,000 needed to complete the World Beauty Idol pilot television show and build out our website is expected to be furnished by our existing shareholders.  We keep a minimal cash balance and our shareholder, Barton PK, LLC has been paying our bills as they come due.

     In order to advance our business plan, we will need to market our completed pilot program to prospective contestants and sponsors. Once we do so, we will need to raise, through the sale of equity securities or debt financing, the funds necessary to make those investments. . There can be no assurance that we will succeed in raising the funds of approximately $200,000 required to effectively market our program to potential contestants, sponsors, celebrity hosts, marketing partners, and regional and national venues such as hotels and convention centers.

      If we are unable to raise additional funds, we will be forced to rely on existing cash in the bank and further capital contributions by our management. We anticipate that Barton PK, LLC will cover any expenses that we are required to incur keep us in compliance with all existing corporate filing requirements, including those of the Securities and Exchange Commission, over the course of the next 12 months (approximately $35,000 to $50,000), as well as expenses we incur over the next six months relating to the development of the World Beauty Idol pilot (up to approximately $50,000). Barton PK, LLC is not obligated to provide us with this funding. Any such funding will be treated as interest-free loans, and once we raised funds from investors, we will commence reimbursing Barton PK, LLC the expenses it has paid on our behalf.  Barton PK, LLC is providing us with office space at no additional cost.

      Over the next 12 months, we intend to spend our time and resources on completing the SEC registration process and marketing our pilot. Our first goal would be to complete development of the pilot program and enhance our website, we would then seek to secure a distribution outlet such as a major network or cable network,  we would then schedule our first event; thereafter, we would work to develop the World Beauty Idol contest and would also start promoting our event to contestants around the world. It would, however, be unduly speculative to give a timetable for accomplishing these steps. We expect that our initial costs will be in the range of $100,000 to $250,000. If we are unable to secure any financing after 12 months, we will likely be forced to cease doing business.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the NASD, upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the NASD bulletin board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      * we must remain current in our filings;

      * we must find a member of the NASD to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, the NASD'S corporate finance department must issue a "no objection" position on the terms of the underwriting compensation before the broker-dealer may participate in the offering.

Our President Peter Klamka Will Be Selling Our Securities on our Behalf. Peter Klamka is not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other

        remuneration based either directly or indirectly on

        transactions in securities.

      * He is retired from his practice and not currently employed by an associated  person of a broker of dealers at the time of his participation in the sale of our securities.

     He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any

         communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a

         communication initiated by the potential purchasers,

         provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in

         effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Method of Subscribing

      You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the closing of the offering, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal money order payable in United States dollars to the order of Miss World Holdings, Inc. and delivered to us at 1905 Pauline Blvd. Suite 1 Ann Arbor, MI 48103. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

Overview

Our objective is to establish the company as a recognized brand of high quality entertainment properties using the World Beauty Idol (WBI) brand.

       The first contest is expected to be held in June 2008 which will be a beauty contest for single women between the ages of 17 and 26 based on several traditional beauty categories such as talent, evening gown, swimsuit and interview. Contestants will also be required to design and develop a website for a charity of their choice as part of the competition. The online audience will judge the website competition and allow each girl to present herself to a worldwide audience.

      By representing a charity, the contestant will have the ability to demonstrate her skills to potential sponsors and employers. With a number of contestants, we also expect to generate awareness for a variety of worthy causes.

Television

      Our business model for the World Beauty Idol competition is television project based on the development of a compelling beauty contest that is capable of being broadcast on a global basis.  Through the television show, we intend to generate a significant fan base and build substantial ancillary revenue streams.

      We also expect to in the ordinary course of business develop new concepts for television projects.

Internet and Telephony

      We expect to extend the reach of the World Beauty Idol brand across additional media platforms such as the Internet and mobile telephony. We presently operate www.worldbeautyidol.com for prospective contestants and audiences.

      Additionally, we are developing wireless telephone content including WBI inspired ringtones, realtones, and video footage.

      We will seek to maximize the revenue to be generated from its properties  through live ticket sales and the related sale of worldwide rights such as franchises to the World Beauty Idol brand, sponsorship and merchandizing rights, audio/visual rights, film rights, publishing rights and all other rights under technologies now or hereafter existing. The Company currently operates the web site, WorldBeautyIdol.com. (WBI) and intends to make the site the leading site for fashion, style and beauty on the Internet. The site will also serve as a promotional site for the television component of our business.

Sponsorship, Merchandising, and Marketing

     We intend to develop sponsorship, merchandising, and marketing revenues from the World Beauty Idol brand.   It is expected that a television network would retain the rights to on-air media such as commercial time of the broadcast of our events. However, to the extent that media buyers seek any off-air promotional tie-ins or in program identification rights, these would be sold by us.

We also expect to option the merchandising rights for the top ten finalists for each World Beauty Idol competition. We expect to develop our own in house sponsorship, merchandising, and marketing staff.

We anticipate deriving fees from the sale of licensed merchandise of the World Beauty Idol brand and the top contestants.  Categories we feel will be particularly successful for our brand includes cosmetics and fragrances, women's and junior's apparel and shoes, fitness and health, and lingerie.

Artist Management

We expect to secure the option to represent our winner and top ten contestants for talent management. We would receive a fee for representation when the client is hired for various jobs and activities. These would likely include modeling, acting, or performances based on their particular talent.

Touring

We anticipate creating World Beauty Idol tours.  Our contestants will be engaged for their participation in a touring fashion show. We expect to work with local promoters to bring the fashion events to specific markets.

       We anticipate receiving revenues from the ticket sales, food and beverage sales and merchandising at these events.

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities.

        Our business involves risks of liability associated with entertainment content, which could adversely affect our business, financial condition or results of operations. As a developer and distributor of media content, we may face potential liability for any of:

·       defamation;

·       invasion of privacy;

·       copyright infringement;

·       actions for royalties and accountings;

·       trademark misappropriation;

·       trade secret misappropriation;

·       breach of contract;

·       negligence; and/or

·       other claims based on the nature and content of the materials distributed.

        These types of claims have been brought, sometimes successfully, against roadcasters, publishers, merchandisers, online services and other developers and distributors of entertainment content. We could also be exposed to liability in connection with material available through our Internet sites. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on us.

Employees

         As of date, the Company has only one, part time employee: its Chief Executive Officer.

Competition

         The Company faces competition from major beauty competitions such as Miss Universe, Miss World and Miss America as well as other forms of popular entertainment.  All of the existing beauty events are more well known and better funded than us.

Reports

          As an issuer whose securities will be registered under section 12(g) of the Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bankruptcy or Receivership or Similar Proceedings

  None

Legal Proceedings

     Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE RE FORWARDING LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains

information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name                     Age    Term Served         Title / Position(s)

--------------------     ---    ---------------     -----------------------------------

Peter Klamka             38     Since inception     Sole Officer and Director

      There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Peter Klamka - CEO, President, Treasurer and Director

      Peter Klamka, is the founder of Miss World Holdings, Inc. Mr. Klamka has been the president, chief executive officer, treasurer and director since our inception on June 1, 2002.

Peter Klamka, age 38, has been our president, chairman of the board, secretary, treasurer, chief financial officer, and chief executive officer since our company was formed. He is the president, chairman of the board and chief executive officer of Legend Mobile, Inc. (OTCBB:LGMB.OB) since it was formed in May 1997. Through its subsidiary Bomani Corp., the company develops mixed martial arts television programming. He was also been the president, chairman of the board and chief executive officer of GiraSolar , Inc. (OTC:GRSR.PK) since it was formed. He has also bought and sold several businesses, including Sunset Interactive Network Inc., which was sold to American Sports History Inc. (OTCBB: AMSH), and General Display Devices Inc., which was sold to Daktronics Inc. (NASDAQ:DAKT). In 1994, Mr. Klamka founded Wilshire Fragrance and served as its chief executive officer. Mr. Klamka serves on the board of directors of Phoenix Interests, Inc. (PHXI.OB) Mr. Klamka received his Bachelor of Arts degree from the University of Michigan.

Klamka initially will devote approximately 30% of his time, per week, to our affairs. If and when our business operations increase and a more extensive time commitment is needed, He is  prepared to devote more time even on a full-time basis.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      No officer, director, or persons nominated for such positions and no promoters or significant employee of MISS WORLD HOLDINGS has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

There are no employment contracts with any officers or directors at this time. Mr. Klamka has agreed to waive all cash compensation until the Company begins to generate revenue from its operations.

Indemnification of Directors and Officers

      Except as permitted by the Nevada Revised Statutes, the Company’s Articles of Incorporation do not provide for any additional or different indemnification procedures.  At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

 Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our sole director, Peter Klamka.

Conflict of Interest - Management's Fiduciary Duties

      Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between MISS WORLD HOLDINGS and his other business activities.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to our officers and directors, and any of his affiliates. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth, as of October 1, 2007, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned. Also, unless otherwise indicated, the address of each beneficial owner identified below is c/o Miss World Holdings Inc, 1905 Pauline Blvd. Suite 1 Ann Arbor, MI  48103.

Barton PK(1)	3,073,246
Lauren Robert, LLC	2,047,950
Peter D Klamka – UMGA	2,270,054
Hank Gracin	50,000
Ryan Abrahams	50,000
Eric Joffe	661,850
Jane Bronson	100,000
University of Michigan	100,000
Shondella Morton	100,000
TOTAL	8,453,100

(1) Barton PK, LLC is managed by Peter Klamka

                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 70,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 5,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Peter Klamka, may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Nevada corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      We expect to engage Old Monmouth Stock Transfer Company, Inc. to act as our stock registrar and transfer agent upon completion of the offering. Its address and telephone number is 200 Memorial Parkway Atlantic Highlands, New Jersey 07716. Up until the present time, we have acted as our own transfer agent and registrar.

Shares Eligible For Future Sale

      Upon completion of this offering, we will have 10,453,100 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

      The remaining 8,453,100 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the

        manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                      RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into:

      All current shareholders acquired their shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the sec and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by sec Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

      For services rendered, 4,318,004 shares have been issued to Peter Klamka or Barton PK, LLC for services as President and 661,850 shares were issued to Eric Joffe for services as Vice President.

      When Miss World Holdings Inc. the Delaware Corporation was merged into Miss World Holdings Inc. the Nevada Corporation, the shareholders of Delaware Corporation exchanged their shares for 1,000,000 shares of the Nevada Corporation for every 3,333 shares owned in Miss World Holdings Inc., Delaware.

Currently, the following convertible notes are held by Lisa Black:

5/4/2006

  $1,500.00

7/10/2006

  $3,427.92

9/12/2006

  $7,741.18

12/12/2006

  $6,469.18

This money was borrowed in order to pay legal fees associated with the Rebekah Revels litigation described herein.

10/25/2006

 $50,000.00

This money was borrowed for working capital purposes.

Note holder, at their option, may convert at any notes at any time into shares of Common Stock of the Company at a conversion price for each share of Common Stock of .05 per share.

Currently, the following convertible notes are held by Richard Klamka:

5/4/2006

  $1,250.00

7/10/2006

  $3,427.92

9/12/2006

  $7,741.18

12/12/2006

  $6,469.18

This money was borrowed in order to pay legal fees associated with the Rebekah Revels litigation described herein.

10/25/2006

 $50,000.00

This money was borrowed for working capital purposes.

Note holder, at their option, may convert at any notes at any time into shares of Common Stock of the Company at a conversion price for each share of Common Stock of .05 per share.

No other offers or sales have been made by the Company.

     It is contemplated that we may enter into certain transactions with our sole director, Peter Klamka, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of Peter Klamka, our president, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

      There are currently no related party transactions between Klamka’ affiliates and MISS WORLD HOLDINGS. Further, MISS WORLD HOLDINGS has not had any preliminary contact or discussions with Klamka affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

Jillian Sidoti, for compensation for services rendered on the filing of this offering, shall receive 100,000 restricted shares of our common stock. Such shares shall not be derived from the shares offered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under Title 17 of the Nevada Revised Statutes relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by Title 17 of the Nevada Revised Statutes. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Nevada's Revised Statutes. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner (78.438). A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Nevada law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL PROCEEDINGS

       On October 17, 2005 a default judgment was entered in Robeson County, North Carolina against the Company, Peter Klamka and a company associated with Mr. Klamka in the amount of $77,672 in favor of Rebekah Revels for breach of contract. The judgment is a result of an unpaid contract for $15,000 her participation in the 2003 Miss World event.

On 06/19/2007, this dispute was settled for $90,250 paid with a $100,000 bond. Legal fees were paid by loans from Richard Klamka and Lisa Black. Such loans are secured by notes and are reflected on the balance sheet.

EXPERTS

      The financial statements of Miss World Holdings, Inc. for the period from inception on June 1, 2002 through October 1, 2007, included in this prospectus have been examined by Maddox Ungar Silberstein, PLLC, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

REPORTS TO SECURITY HOLDERS

      Miss World Holdings, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the calendar year ending October 1, 2007, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

      The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10-SB.

      We may cease filing periodic reports with the Securities and Exchange Commission if:

      * We have less than 300 stockholders of record; or

      * We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

      Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

      The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The address of that site is

http://www.sec.gov.

      We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

      You can also call us at 313-948-9181, write us at 1905 Pauline Blvd. Suite 1  Ann Arbor, Michigan 48103.  anytime with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Miss World Holdings, Inc.

Detroit, Michigan

We have audited the accompanying balance sheets of Miss World Holdings, Inc. (a development stage company) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended, and from August 22, 2002 (date of inception) to December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miss World Holdings, Inc. as of December 31, 2006, and the results of its operations and cash flows for the years then ended and for the period from August 23, 2002 (date of inception) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Maddox Ungar Silberstein, PLLC

Bingham Farms, Michigan

November 16, 2007

1

MISS WORLD HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2006	2005

ASSETS

CURRENT
Cash	$ 100	$ -
Subscriptions receivable	10	10

TOTAL ASSETS	$ 110	$ 10

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$ 1,928	$ 140
Notes payable	129,794	-
Due to an officer	7,400	-
Due to related party	948	948

TOTAL LIABILITIES	140,070	1,088

STOCKHOLDERS' DEFICIT

Common stock, authorized, 75,000,000 shares, par value $.001
- issued and outstanding, 8,453,100	14	11

Deficit accumulated during development stage	(139,974)	(1,089)

Total Stockholders' Deficit	(139,960)	(1,078)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 110	$ 10

The accompanying notes are an integral part of these financial statements.

MISS WORLD HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			August 23, 2002
	YEAR ENDED		(Inception)
	DECEMBER 31,		To December 31,
	2006	2005	2006

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES

Professional fees	45,327	-	45,327
Settlement of claim	90,250		90,250
General and administrative	3,308		4,397

Total Operating Expenses	138,885	-	139,974

NET LOSS	$(138,885)	$ -	$ (139,974)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	8,453,100	8,450,100

BASIC AND DILUTED LOSS PER SHARE	$ (0.016)	$ -

The accompanying notes are an integral part of these financial statements

MISS WORLD HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			August 23, 2002
	YEAR ENDED		(Inception)
	DECEMBER 31,		To December 31
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$ (138,885)	$ -	$ (139,974)
Stock issued for services	3	-	4
Changes in assets and liabilities
Subscription receivable	-	-	(10)
Increase in accounts payable	1,788	-	1,928

Cash Used In Operating Activities	(137,094)	-	(138,052)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	-	10
Advances by an officer	7,400	-	7,400
Advances by a related party	-	-	948
Notes payable	129,794	-	129,794

Cash Provided By Financing Activities	137,194	-	138,152

NET CHANGE IN CASH	100	-	100

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - DECEMBER 31,	$ 100	$ -	$ 100

Supplementary Information
Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

MISS WORLD HOLDINGS INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FROM INCEPTION (AUGUST 23, 2002) TO DECEMBER 31, 2006

			ACCUM-
	COMMON STOCK		ULATED
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance - August 23, 2002	-	$ -	$ -	$ -

Common stock issued	999	10	-	10

Net loss	-	-	(948)	(948)

Balance - December 31, 2002	999	10	(948)	(938)

Net loss - December 31, 2003	-	-	(140)	(140)

Balance - December 31, 2003	999	10	(1,088)	(1,078)

Shares issued for services	375	1	-	1

Net loss - December 31, 2004	-	-	(1)	(1)

Balance - December 31, 2004	1,374	11	(1,089)	(1,078)

Net loss - December 31, 2005	-	-	-	-

Balance - December 31, 2005	1,374	11	(1,089)	(1,078)

Forward stock split 6,150 shares for each share
outstanding - January 2006	8,448,726	-	-	-

Stock issued for services	3,000	3	-	3

Net loss - December 31, 2006	-	-	(138,885)	(138,885)

Balance - December 31, 2006	8,453,100	$ 14	$ (139,974)	$ (139,960)

The accompanying notes are an integral part of these financial statements

MISS WORLD HOLDINGS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

Miss World Holdings Inc.(“Miss World” or the “Company”) was incorporated in the State of Delaware on August 23, 2002.  In January 2006 the Company changed is domicile to Nevada. The Company is in the business of staging beauty pageants.  At this point in time the Company is considered to be a development stage enterprise with no revenues to date.

Basis of Presentation

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a Development Stage Enterprise as set forth in Financial Accounting Standards Board Statement No. 7 (SFAS 7).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

We have prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

Stock Based Compensation

SFAS No. 123,  "Accounting for Stock-Based  Compensation,"  establishes and encourages the use of the fair value based method of accounting for stock-based compensation  arrangements under which compensation cost is determined using the fair value of stock-based  compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current  intrinsic value accounting  method specified  in  Accounting  Principles  Board  ("APB")  Opinion  No. 25, "Accounting  for Stock Issued to Employees," to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has  disclosed  the pro forma effect of using the fair value based  method to account  for its  stock-based  compensation  issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity  securities  based on the fair value of the security on the date of grant. For stock-based  awards the value is based on the market  value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of  tradability.  Stock  option  awards are  valued  using the Black-Scholes option-pricing model.

The Company has no options for stock outstanding at this time.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting  principles  generally  accepted  in the  United  States  of America  requires  management to make  estimates and  assumptions  that affect the reported  amounts of assets and  liabilities and disclosures of contingent  assets and  liabilities at the date of the  consolidated financial  statements and the reported  amounts of revenue and expenses during the reporting periods. As of December 31, 2006, the Company used estimates  in   determining   the  value  of  common  stock  issued  to consultants  for  services.  Actual  results  could  differ  from these estimates.

Fair Value of Financial Instruments

For certain of the Company's  financial  instruments,  including  cash, accounts  payable, , advances from related parties, advances from an officer, and notes payable  the carrying  amounts  approximate fair value due to their short  maturities.

 Cash and Cash Equivalents

For purposes of the statements of cash flows,  the Company defines cash equivalents  as all highly  liquid debt  instruments  purchased  with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial  instruments,   which  potentially  subject  the  Company  to concentrations of credit risk,  consist of cash. The Company places its cash with high quality  financial  institutions and at times may exceed the FDIC $100,000  insurance limit. The Company extends credit based on an evaluation of the customer's financial condition,  generally without collateral.  Exposure to losses on receivables is principally dependent on each  customer's  financial  condition.  The  Company  monitors  its exposure for credit losses and  maintains  allowances  for  anticipated losses, as required.

Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive  Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented

Impairment of Long-Lived Assets

In  October  2001,  the FASB  issued  SFAS  No.  144,  "Accounting  for  Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121,  "Accounting  for the  Impairment  of  Long-Lived  Assets  and for Long-Lived  Assets to Be Disposed Of", and the accounting and reporting provision   of  APB   Opinion   No.   30,"Reporting   the   Results  of Operations-Reporting  the  Effects  of  Disposal  of  a  Segment  of  a Business, and Extraordinary,  Unusual and Infrequently Occurring Events and  Transactions",  for the disposal of a segment of a business.  This statement also amends ARB No. 51, "Consolidated  Financial Statements", to eliminate the exception to consolidation  for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets  to be  disposed  of by sale,  including  those of  discontinued operations,  be measured at the lower of carrying  amount or fair value less cost to sell,  whether  reported in  continuing  operations  or in discontinued  operations.  SFAS  No.  144  broadens  the  reporting  of discontinued  operations  to include all  components  of an entity with operations  that can be  distinguished  from the rest of the entity and that will be eliminated from the ongoing  operations of the entity in a disposal  transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine  the cash flow  estimation  period for a group of assets and  liabilities  that  represents  the unit of accounting for a long-lived asset to be held and used. The Company's  adoption effective January  1,  2002  did not  have a  material  impact  to the  Company's financial position or results of operations.

Income Taxes

The Company  accounts for income taxes in accordance with SFAS No. 109, "Accounting  for Income  Taxes."  Deferred  taxes are  provided  on the liability  method  whereby  deferred  tax  assets  are  recognized  for deductible  temporary  differences,  and deferred tax  liabilities  are recognized for taxable temporary differences. Temporary differences are the differences  between the reported amounts of assets and liabilities and their tax bases.  Deferred  tax assets are  reduced by a  valuation allowance  when, in the opinion of  management,  it is more likely than not  that  some  portion  or all of the  deferred  tax  assets  will be realized.  Deferred  tax assets and  liabilities  are  adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings  per  Share."  Basic  earnings  (loss) per share is  computed by dividing income (loss) available to common  shareholders by the  weighted  average  number  of  common  shares  available.  Diluted earnings (loss) per share is computed  similar to basic earnings (loss) per share  except  that the  denominator  is  increased  to include the number of additional  common shares that would have been outstanding if the  potential  common  shares had been  issued  and if the  additional common shares were dilutive.  Diluted earnings (loss) per share has not been  presented  since the effect of the assumed  conversion of options and  warrants to purchase  common  shares  would have an  anti-dilutive effect.  The Company has not issued any warrants or options at this time.

In May 2005,  the FASB issued SFAS No.  154,  "Accounting  Changes and Error Corrections",  which  replaces APB Opinion No. 20,  "Accounting Changes",  and SFAS No. 3,  "Reporting  Accounting  Changes in Interim Financial  Statements - An Amendment of APB Opinion No. 28".  SFAS No. 154 provides  guidance on the  accounting for and reporting of changes in accounting principles and error corrections.  SFAS No. 154 requires retrospective  application  to prior period  financial  statements  of voluntary changes in accounting principles and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS No. 154 also requires certain disclosures for restatements due to correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and are required to be adopted by the Company as of January 1, 2006. The impact that the adoption of SFAS No. 154 will have on the Company's results of operations and financial condition will depend on the nature of future accounting changes adopted by the Company and the nature of transitional guidance provided in future accounting pronouncements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140". This Statement permits fair value of re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for  Servicing of Financial Assets", which amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and  Extinguishments of Liabilities". In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent  measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is  currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

Note 2 – DUE TO A RELATED PARTY

Amounts due to a related party are non-interest bearing, unsecured and have no fixed terms of repayment.

Note 3 – ADVANCES BY AN OFFICER

Amounts advanced by an officer are non-interest bearing, unsecured and have no fixed terms of repayment.

Note 4 – NOTES PAYABLE

Notes payable bear interest at the rate of 8% per annum and are due within 60 days of their issuance.  Certain of the notes are in default and as such bear interest at the rate of 21% from the date of the default.  These notes are also convertible at any time into common stock at a price of $0.05 per share.

Note 5 – SHARE CAPITAL

In January 2006 the Company forward split its common stock issuing 6,150 shares of stock for each share of common stock outstanding at that time creating an additional 8,450,100.

In January 2006 the Company issued an additional 3,000 shares to its officers for services rendered at a value of $3.

Note 6 – INCOME TAXES

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of December 31, 2006 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$      139,970

                   Equity instruments issued for compensation

                  4

             Total deferred tax assets

        139,974

                   Less valuation allowance

       (139,974)

$               --

For the year ended December 31, 2006, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $139,974.

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2006 and 2005 is as follows:

2006         2005

----------   ----------

           Federal income tax rate

 (34.0%)      (34.0%)

           State tax, net of federal benefit

   (2.0%)       (2.0%)

            Equity instruments issued for compensation

  25.2%        27.9%

           Increase in valuation allowance

  10.8%          8.1%

           Effective income tax rate

    0.0%         0.0%

Note 7 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statement, the Company incurred losses of ($139,974) since its inception.  As of December 31, 2006, current liabilities exceed current assets by $139,960.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to convert certain outstanding debt into equity and that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

Note 8 – SUBSEQUENT EVENTS

In January 2006, the Company redomiciled into the State of Nevada and increased its authorized share capital to 75,000,000 common shares with a par value of $.001.

Additionally the Company authorized a forward split of common shares amounting to 6,150 shares for each share outstanding at that time which as a result increased the outstanding share capital to 8,450,100 common shares.

MISS WORLD HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

CURRENT
Cash	$ 42	$ 100
Subscriptions receivable	10	10

TOTAL ASSETS	$ 52	$ 110

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$ 25,331	$ 1,928
Notes payable	134,793	129,794
Due to an officer	11,575	7,400
Due to related party	948	948

TOTAL LIABILITIES	172,647	140,070

STOCKHOLDERS' DEFICIT

Common stock, authorized, 75,000,000 shares, par value $.001
- issued and outstanding, 8,453,100	14	14

Deficit accumulated during development stage	(172,609)	(139,974)

Total Stockholders' Deficit	(172,595)	(139,960)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 52	$ 110

The accompanying notes are an integral part of these financial statements.

MISS WORLD HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

			August 23, 2002
	NINE MONTHS ENDED		(Inception)
	SEPTEMBER 30,		To September 30,
	2007	2006	2007

REVENUE	$ -	$ -	$ -

OPERATING EXPENSES

Professional fees	11,973	25,088	57,300
Settlement of claim	-	90,250	90,250
General and administrative	20,662	-	25,059

Total Operating Expenses	32,635	115,338	172,609

NET LOSS	$(32,635)	$ (115,338)	$ (172,609)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	8,453,100	8,453,100

BASIC AND DILUTED LOSS PER SHARE	$ -	$ (0.01)

The accompanying notes are an integral part of these financial statements.

MISS WORLD HOLDINGS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

			August 23, 2002
	NINE MONTHS ENDED		(Inception)
	SEPTEMBER 30,		To September 30,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(32,635)	$ (115,338)	$ (172,609)
Stock issued for services	-	-	4
Changes in assets and liabilities
Subscription receivable	-	-	(10)
Increase in accounts payable	23,402	90,250	25,331

Cash Used In Operating Activites	(9,233)	(25,088)	(147,284)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	-	-	10
Advances by an officer	4,175	-	11,575
Advances by a related party	-		948
Notes payable	5,000	25,088	134,794

Cash Provided By Financing Activities	9,175	25,088	147,327

NET CHANGE IN CASH	(58)	-	43

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	100	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 42	$ -	$ 43

Supplementary Information
Interest paid	$ -	$ -	$ 2,224
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

MISS WORLD HOLDINGS INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
FROM INCEPTION (AUGUST 23, 2002) TO SEPTEMBER 30, 2007

			ACCUM-
	COMMON STOCK		ULATED
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance - August 23, 2002	-	$ -	$ -	$ -

Common stock issued	999	10	-	10

Net loss	-	-	(948)	(948)

Balance - December 31, 2002	999	10	(948)	(938)

Net loss - December 31, 2003	-	-	(140)	(140)

Balance - December 31, 2003	999	10	(1,088)	(1,078)

Shares issued for services	375	1	-	1

Net loss - December 31, 2004	-	-	(1)	(1)

Balance - December 31, 2004	1,374	11	(1,089)	(1,078)

Net loss - December 31, 2005	-	-	-	-

Balance - December 31, 2005	1,374	11	(1,089)	(1,078)

Forward stock split 6,150 shares for each share
outstanding - January 2006	8,448,726	-	-	-

Stock issued for services	3,000	3	-	3

Net loss - December 31, 2006	-	-	(138,885)	(138,885)

Balance - December 31, 2006	8,453,100	14	(139,974)	(139,960)

Net loss - September 30, 2007	-	-	(32,635)	(32,635)

Balance - September 30, 2007	8,453,100	$ 14	$ (172,609)	$ (172,595)

The accompanying notes are an integral part of these financial statements.

MISS WORLD HOLDINGS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

Note 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

Miss World Holdings Inc.(“Miss World” or the “Company”) was incorporated in the State of Delaware on August 23, 2002.  In January 2006 the Company changed is domicile to Nevada. The Company is in the business of staging beauty pageants.  At this point in time the Company is considered to be a development stage enterprise with no revenues to date.

Basis of Presentation

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

We have prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

The unaudited interim financial information furnished herein reflects all adjustments which in the opinion of management do not make these statements misleading.

Stock Based Compensation

SFAS No. 123,  "Accounting for Stock-Based  Compensation,"  establishes and encourages the use of the fair value based method of accounting for stock-based compensation  arrangements under which compensation cost is determined using the fair value of stock-based  compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current  intrinsic value accounting  method specified  in  Accounting  Principles  Board  ("APB")  Opinion  No. 25, "Accounting  for Stock Issued to Employees," to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability.  Stock option awards are valued using the Black-Scholes option-pricing model.

The Company has no options for stock outstanding at this time.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting  principles  generally  accepted  in the  United  States  of America  requires  management to make  estimates and  assumptions  that affect the reported  amounts of assets and  liabilities and disclosures of contingent  assets and  liabilities at the date of the  consolidated financial  statements and the reported  amounts of revenue and expenses during the reporting periods. As of September 30, 2007, the Company used estimates in   determining the value of common stock issued to consultants for services.  Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company's  financial  instruments,  including  cash, accounts  payable, , advances from related parties, advances from an officer, and notes payable  the carrying  amounts  approximate fair value due to their short  maturities.

 Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial  instruments,   which  potentially  subject  the  Company  to concentrations of credit risk,  consist of cash. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer's financial condition.  The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented

Impairment of Long-Lived Assets

In October 2001, the FASB issued SFAS  No.  144,  "Accounting  for  Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121,  "Accounting  for the  Impairment  of  Long-Lived  Assets  and for Long-Lived  Assets to Be Disposed Of", and the accounting and reporting provision  of  APB   Opinion   No.   30,"Reporting  the  Results of Operations-Reporting  the  Effects  of  Disposal  of  a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and  Transactions",  for the disposal of a segment of a business.  This statement also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets  to be  disposed  of by sale,  including  those of  discontinued operations,  be measured at the lower of carrying amount or fair value less cost to sell, whether  reported in  continuing  operations  or in discontinued operations.  SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company's adoption effective January 1, 2002 did not have a material impact to the Company's financial position or results of operations.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share."  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available.  Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share  except  that the  denominator  is  increased  to include the number of additional  common shares that would have been outstanding if the  potential  common  shares had been  issued  and if the  additional common shares were dilutive.  Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.  The Company has not issued any warrants or options at this time.

In May 2005, the FASB issued SFAS No.  154,  "Accounting  Changes and Error Corrections",  which  replaces APB Opinion No. 20,  "Accounting Changes",  and SFAS No. 3,  "Reporting  Accounting  Changes in Interim Financial  Statements - An Amendment of APB Opinion No. 28".  SFAS No. 154 provides guidance on the accounting for and reporting of changes in accounting principles and error corrections.  SFAS No. 154 requires retrospective application to prior period financial statements of voluntary changes in accounting principles and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS No. 154 also requires certain disclosures for restatements due to correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and are required to be adopted by the Company as of January 1, 2006. The impact that the adoption of SFAS No. 154 will have on the Company's results of operations and financial condition will depend on the nature of future accounting changes adopted by the Company and the nature of transitional guidance provided in future accounting pronouncements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140". This Statement permits fair value of re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets", which amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is  currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No.108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

In October 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 123(R)-5, Amendment of FSP FAS 123(R)-1, (“FSP FAS 123(R)-5”) to address whether a change to an equity instrument in connection with an equity restructuring should be considered a modification for the purpose of applying FSP No. FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for

Employee Services under FAS Statement No 123(R) (“FSP FAS 123(R)-1”). FSP FAS 123(R)-1 states that financial instruments issued to employees in exchange for past or future services are subject to the provisions of SFAS 123(R) unless the terms of the award are modified when the holder is no longer an employee. In FSP FAS 123(R)-5, the FASB staff concluded that changes to the terms of an award that are made solely due to an equity restructuring are not considered modifications as described in FSP FAS 123(R)-1 unless the fair value of the award increases, anti-dilution provisions are added, or holders of the same class of equity instruments are treated unequally. FSP FAS 123(R)-5 is effective for the first reporting period beginning after October 10, 2006. The adoption of FSP FAS 123(R)-5 did not have a material impact on the Company’s condensed consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (SFAS No. 159). Under this Standard, the Company may elect to report financial instruments and certain other items at fair value on a contract-by-contract basis with changes in value reported in earnings. This election is irrevocable. SFAS No. 159 provides an opportunity to mitigate volatility in reported earnings that is caused by measuring hedged assets and liabilities that were previously required to use a different accounting method than the related hedging contracts when the complex provisions of SFAS No. 133 are not met. SFAS No. 159 is effective for years beginning after November 15, 2007. The Company does not believe it will have an impact on its consolidated financial statements.

Note 2 – DUE TO A RELATED PARTY

Amounts due to a related party are non-interest bearing, unsecured and have no fixed terms of repayment.

Note 3 – ADVANCES BY AN OFFICER

Amounts advanced by an officer are non-interest bearing, unsecured and have no fixed terms of repayment.

Note 4 – NOTES PAYABLE

Notes payable bear interest at the rate of 8% per annum and are due within 60 days of their issuance.  All of the notes are in default and as such bear interest at the rate of 21% from the date of the default.  These notes are also convertible at any time into common stock at a price of $0.05 per share.

Note 5 – SHARE CAPITAL

In January 2006 the Company forward split its common stock issuing 6,150 shares of stock for each share of common stock outstanding at that time creating an additional 8,450,100.

In January 2006 the Company issued an additional 3,000 shares to its officers for services rendered at a value of $3.

Note 6 – INCOME TAXES

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant components of the Company's deferred tax liabilities and assets as of September 30, 2007 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$      172,605

                   Equity instruments issued for compensation

                  4

             Total deferred tax assets

        172,609

                   Less valuation allowance

       (172,609)

$               --

For the year ended September 30, 2007, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $172,609.

The reconciliation of the effective income tax rate to the federal statutory rate for the periods ended September 30, 2007 and 2006 is as follows:

2007         2006

----------   ----------

           Federal income tax rate

 (34.0%)      (34.0%)

           State tax, net of federal benefit

   (2.0%)       (2.0%)

            Equity instruments issued for compensation

  25.2%        27.9%

           Increase in valuation allowance

  10.8%          8.1%

           Effective income tax rate

    0.0%         0.0%

Note 7 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statement, the Company incurred losses of ($172,609) since its inception.  As of September 30, 2007, current liabilities exceed current assets by $172,594.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to convert certain outstanding debt into equity and that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1.  Title 17 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

 (a) NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

      (a) Is not liable pursuant to NRS 78.138; or

      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Ê The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

      (a) Is not liable pursuant to NRS 78.138; or

      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Ê Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

      (Added to NRS by 1997, 694; A 2001, 3175)

(b) NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

      1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the stockholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

      (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      (Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

(c) NRS 78.752  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

      1.  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

      2.  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

      (a) The creation of a trust fund.

      (b) The establishment of a program of self-insurance.

      (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

      (d) The establishment of a letter of credit, guaranty or surety.

Ê No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      3.  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

      4.  In the absence of fraud:

      (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

      (b) The insurance or other financial arrangement:

             (1) Is not void or voidable; and

             (2) Does not subject any director approving it to personal liability for his action,

Ê even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

      5.  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.

      (Added to NRS by 1987, 80)

2.  The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by Title 17 of the Nevada Revised Statutes. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount

                                          ----------

SEC registration fee .................        ..  $    25.00

Blue Sky fees and expenses ....... ......    3,000.00

Printing and shipping expenses .........    2,000.00

Legal fees and expenses ..............    ..    5,500.00

Accounting fees and expenses ..........    2,000.00

Transfer agent and misc. expenses .. .    2,475.00

                                                                ----------

       Total                                            $15,000.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      The purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The exhibits marked with an "*" have already been filed. The remaining exhibits are filed with this Registration Statement:

 Number      Exhibit Name

 -------     ---------------------------------------------

  3.1

Articles of Incorporation

  3.2

Bylaws

  5.1

Legal opinion

  23.1

Audit consent letter

  99.1

Subscription Agreement

Exhibit 3.1

ARTICLES OF INCORPORATION

	USE BLACK INK ONLY - DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of	MISS WORLD HOLDINGS INC..
Corporation

2. Resident Agent	KENNETH N. CALDWELL.
Name and Street	Name
Address:	8290 SAHARA AVE		LAS VEGAS	Nevada	89117
must be a Nevada address	(MANDATORY) Physical Street Address		City		Zip Code
where process may be
served.

3. Shares
number of shares	Number of shares		Par value		Number of shares
corporation is	with par value:	75,000,000	per share	$ 0.001	without par value: 0

4. Names & Addresses	1. Peter Klamka
of the Board of	Name
Directors/Trustees:	244 Fifth Ave P203,		NY	NY	10001
(each Director/Trustee	Street Address		City	State	Zip Code
must be a natural person	2.
at least 18 years of age:	Name
attach additional page
if more than 3	Street Address		City	State	Zip Code
directors/Trustees:	3.
Name

	Street Address		City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
optional - see instructions	All Legal Purposes

6. Name, Address	Peter Klamka		X
and Signature of	Name		Signature
incorporator:	244 Fifth Ave P 203,		NY	NY	10001
(attach additional page	Street Address		City	State	Zip Code

6. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation
Acceptance of
Appointment of	XS/S on behalf of Kenneth Caldeff
Resident Agent:	Authorized Signature of R.A. or On Behalf of R,A. Company			Date1/6/06

(TYPED REPRODUCTION

Additional Articles of Incorporation for Miss World Holdings Inc.

1.

The Board of Directors have approved a resolution to request the majority of shareholders to approve a motion to allow the Articles of Incorporation of the Company to be amended to allow the Board of Directors to have the requisite authority by majority vote to effect a forward or reverse split of the outstanding common shares of the Company at any time in the future without requiring the approval of the majority of the shareholders, nor requiring a notification to the shareholders other than by press release or through a filing with the Securities and Exchange Commission.

2.

Shares are designated as follows:

70,000,000 Common Shares with Par Value of .001

  5,000,000 Preferred Shares with Par Value of .001

Preferred Shares have 100 votes per share while Common Shares have 1 vote per share>

(TYPED REPRODUCTION)

Exhibit 3.2

SECRETARY OF STATE

(STATE SEAL)

STATE OF NEVADA

CORPORATE CHARTER

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that MISS WORLD HOLDINGS INC., did on January 9, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 19, 2006.

(State Seal)

                s/s Dean Heller

                  DEAN HELLER

                  Secretary of State

         By:    s/s

                 Certification Clerk

(TYPED REPRODUCTION)

Exhibit 5.1

Jillian Ivey Sidoti, Esq.

41447 Avenida de la Reina

Temecula, CA 92592

(323] 799-1342

jillian©jilliansidoti.com

www.jilliansidoti.com

CA Bar #244269

December 12, 2007

Board of Directors

Miss World Holdings, Inc. 1300 E. Lafayette Suite 905 Detroit, MI 48207

Re: Miss World Holdings, Inc.. Registration Statement on Form SB-2

Gentlemen:

I have been retained by Miss World Holdings Inc.. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, I have examined the following:

1.

Articles of Incorporation of the Company;

2.

Bylaws of the Company;

3.

The Registration Statement; and

4.

Unanimous consent resolutions of the Company's Board of Directors.

I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.

Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

I consent to my name being used in the Registration Statement as having rendered the foregoing opinion and  as having represented the Company in connection with the Registration Statement.

s/s

Jillian Sidoti, ESQ

Exhibit 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.maddoxungar.com

January 28, 2008

CONSENT OF ACCOUNTANT

Board of Directors

Miss World Holdings, Inc.

Ann Arbor, Michigan

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by Miss World Holdings, Inc. of our report dated November 16, 2007, relating to the financial statements of Miss World Holdings, Inc., a Nevada Corporation, for the periods ended December 31, 2006.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC

Exhibit 99.1

MISS WORLD HOLDINGS, INC. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to MISS WORLD HOLDINGS Enterprises, Inc., hereby subscribes for the purchase of the number of Common Shares indicated below of Miss World Holdings, Inc., at a purchase of $0.10 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares ___________________________

                  (2)      Total Contribution ($0.10/Share) $__________

                           Date of Investor's check  ___________

B.  REGISTRATION:

                  (3)      Registered owner: __________________________

                           Co-Owner: __________________________________

                  (4)      Mailing address: ___________________________

                           City, State & zip: _________________________

                  (5)      Residence Address (if different from above):

                           ============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate: Yes ______  No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:

                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:

                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) ______________________

C.  OWNERSHIP         [ ] Individual Ownership       [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common          [ ] Tenants by the

                                                         Entirety

                      [ ] Corporate Ownership        [ ] Partnership

                      [ ] Other_____________________

D.  SIGNATURES

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

      Miss World Holdings, Inc.

      1905 Pauline Blvd.  Suite 1

      Ann Arbor, MI  48103

      Telephone: 313-948-9181

____________________________________________________________________

FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

====================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.